                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)    September 1, 1998
                                                   -------------------
                                                   (September 1, 1998)



                          WESTERN GAS RESOURCES, INC.
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            (Exact name of registrant as specified in its charter)



             Delaware                  1-10389                84-1127613
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(State or other jurisdiction of      (Commission           (I.R.S. Employer
 incorporation)                      File Number)         Identification No.)



12200 N. Pecos Street              Denver, Colorado           80234-3439
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(Address of principal executive offices)                      (Zip Code)



                                (303) 452-5603
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             (Registrant's telephone number, including area code)



                                  No Changes
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        (Former name or former address, if changed since last report).

ITEM 5.  OTHER EVENTS.

On September 1, 1998, the Company issued the following press release:

         September 1, 1998.  Western Gas Resources, Inc. ("Western") (NYSE:WGR)
         -----------------
today announced that its agreement with RIS Resources (USA) Inc. ("RIS"), a U.S. subsidiary of RIS Resources International Corp. ("RIS International") (V.RIS), whereby RIS elected to exercise its option to purchase up to 50% of Western's interest in the Granger and Lincoln Road gathering and processing complex ("Granger Complex") in the Greater Green River Basin of southwest Wyoming has been modified and extended. RIS will purchase 40% of the Company's interest in the Granger Complex for $86.5 million. This portion of the transaction is expected to close on or about the end of the third quarter of 1998. As a component of RIS's financing, Western has entered into a letter of intent with RIS to purchase $14 million of 9.5% convertible preferred stock. The preferred stock will be issued by RIS and will be redeemable at RIS's option during the initial three years after issuance at varying premiums. If the preferred stock is not redeemed during the initial three year period, the preferred stock is convertible into shares of common stock of RIS International. Western will also have the opportunity to nominate a director of both RIS and RIS International. In addition, RIS has the option to purchase an additional 10% of the Company's interest in the Granger Complex for $18.5 million on or before September 30, 1999. Closing of the RIS transaction is subject to certain conditions and approvals, including approval of the Vancouver Stock Exchange. Pursuant to the agreement, Western will remain the operator of the Granger Complex.

In the first quarter of 1998, RIS paid $1 million for the right to exercise its option on the Granger Complex. The RIS option was originally granted in connection with an agreement with Ultra Petroleum Corp. ("Ultra"), a RIS affiliate, to jointly develop, explore, gather and process natural gas reserves in the Jonah Field and other areas in the Hoback Basin. Under that agreement, Western, and Ultra as operator, are exploring and developing a minimum of 16 prospects within a 1.8 million acre area of mutual interest that will be dedicated to Western.

Lanny Outlaw, President and Chief Operating Officer, commented, "We are very pleased to have the opportunity to establish a stock ownership interest in RIS. As well as having RIS as an industry partner in the Granger Complex, the stock ownership will increase the Company's position in southwest Wyoming and the Powder River Basin due to RIS' ownership in Ultra and Pennaco Energy Inc. The area of southwest Wyoming served by our Granger Complex, which includes the Jonah Field in the Hoback Basin, continues to experience significant drilling activity and production success."
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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          WESTERN GAS RESOURCES, INC.
                                          ---------------------------
                                          (Registrant)


Date: September 1, 1998                   By:  /s/ WILLIAM J. KRYSIAK
                                              ------------------------
                                              William J. Krysiak
                                              Vice President - Finance
                                              (Principal Financial and
                                               Accounting Officer)